UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

Caribou Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 12, 2022, Caribou Biosciences, Inc. (the “Company”) issued a press release announcing positive initial clinical data from the ongoing ANTLER Phase 1 clinical trial for its allogeneic anti-CD19 CAR-T cell therapy product candidate, CB-010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on May 12, 2022, the Company will host a conference call to discuss the foregoing preliminary data. A copy of the slide presentation to be used during the Company’s conference call is attached hereto as Exhibit 99.2 and incorporated by reference herein. Details for accessing the conference call are included in Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in any such filing or document, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

The Company previously announced that the European Hematology Association (“EHA”) accepted an abstract with initial clinical data from the ongoing ANTLER phase 1 clinical trial of its CB-010 product candidate in patients with r/r B-NHL. On May 12, 2022, EHA published the Company’s abstract.

The initial data disclosed in the abstract demonstrate that CB-010 had antitumor activity and was generally well-tolerated. As of the February 23, 2022 data cutoff date, six patients had been infused with CB-010 in cohort one at dose level one, and five had completed the 28-day dose-limiting toxicity (“DLT”) evaluation period. Among these six patients, there were no cases of graft-versus-host disease. Within the first 28 days, three of six patients developed neutropenia, two of six patients developed thrombocytopenia, one of six patients developed anemia, and one of six patients developed hypogammaglobulinemia. A single patient experienced Grade 1 cytokine release syndrome and Grade 3 immune effector cell-associated neurotoxicity syndrome, which was characterized as a DLT and which resolved with supportive care within 39 hours.

The data demonstrate that, as of the data cutoff date, all five out of five patients evaluable for efficacy responded to CB-010 for an overall response rate of 100% at 28 days following the administration of a single dose of CB-010 (i.e., 40 million CAR-T cells), the starting dose for this phase 1 trial. Four out of five (80%) responding patients achieved a complete response (“CR”). All four patients who achieved a CR at 28 days had an ongoing CR at three months. The longest measured CR was at six months. As of the data cutoff date, one of the CR patients relapsed at their six-month evaluation and the sixth patient was in the 28-day DLT evaluation period. Of the six patients dosed with CB-010 in cohort one, two had diffuse large B cell lymphoma, two had aggressively behaving follicular lymphoma, one had mantle cell lymphoma, and one had primary mediastinal large B cell lymphoma. Based on this initial safety and efficacy profile, the Company’s ANTLER phase 1 clinical trial is currently enrolling r/r B-NHL patients in cohort two at dose level two (i.e., 80 million CAR-T cells). At the EHA 2022 Hybrid Congress, to be held in Vienna, Austria, June 9-17, 2022, the Company is scheduled to present the data in the above-referenced abstract as well as additional data on a longer follow-up on the patients in cohort one that extends beyond the February 23, 2022 data cutoff date.

From time to time, the Company plans to release additional clinical data from its ANTLER phase 1 clinical trial, including at the EHA 2022 Hybrid Congress and by year-end, as it continues its ANTLER phase 1 clinical trial. Investors should consider that additional clinical data may be released from time to time, and the Company makes no representation regarding such clinical data or the timing of its release, or whether any such additional clinical data will support or contradict the findings in the initial clinical data reported in the abstract. Initial or interim clinical trial data is subject to the risk that it will not ultimately be predictive of the safety and efficacy of the Company’s product candidates and that clinical outcomes may differ as more and longer-term clinical data become available. For example, the preliminary clinical data for CB-010 reported on May 12, 2022 is based on a limited number of patients (six patients in total), has a cutoff date of February 23, 2022, and is subject to risks, including that one or more of the clinical outcomes may materially and adversely change as patients continue on study, dose levels change, patient enrollment continues, and further and longer-term data (including, with respect to efficacy, duration of response, and safety) become available. For example, one of the patients who achieved a CR in cohort one had progressive disease at their six-month evaluation prior to the February 23, 2022 data cutoff date, and further data (including longer-term clinical data) may show additional instances of relapses and other adverse results. As a result, topline data should be viewed with caution until final clinical data are available from the ANTLER trial.

The information the Company discloses publicly regarding a clinical trial is typically a summary of extensive information. For more information regarding the risks relating to initial or interim data from the Company’s current and future clinical trials, please see the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other filings the Company makes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 12, 2022
99.2	CB-010 Clinical Program Update Presentation dated May 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARIBOU BIOSCIENCES, INC.

Date:	May 12, 2022	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President & Chief Executive Officer